CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Global Trust of our report dated September 17, 2019, relating to the financial statements and financial highlights, which appears in Franklin International Growth Fund and Franklin International Small Cap Fund’s Annual Report on Form N-CSR for the period ended July 31, 2019.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

November 22, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Emerging Market Debt Opportunities Fund of our report dated September 17, 2019, relating to the financial statements and financial highlights, which appears in Franklin Emerging Market Debt Opportunities Fund’s Annual Report on Form N-CSR for the period ended July 31, 2019.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

November 22, 2019